UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018
ALBEMARLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4350 Congress Street, Suite 700, Charlotte, North Carolina 28209
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (980) 299-5700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On August 9, 2018, the Company entered into agreements with JPMorgan Chase Bank, National Association, London Branch relating to an uncollared accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the agreements, the Company will purchase $250 million of its common stock. The Company will acquire the shares under the share repurchase program previously authorized by the Company’s Board of Directors, allowing for the repurchase of up to 15 million shares of the Company’s outstanding common stock, previously announced on November 8, 2016. The purchases will be funded through available cash on hand.

The total number of shares to ultimately be purchased by the Company under the ASR Program will generally be based on the average of the daily Rule 10b-18 volume-weighted average prices of the Company’s common stock during the term of the agreement, less an agreed discount. The actual number of shares purchased will be determined at the completion of the ASR Program. The ASR Program is expected to be completed by the end of the fourth quarter of 2018.

The information in this Item 7.01 is furnished pursuant to Item 7.01 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: August 10, 2018	By:	/s/Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and Corporate Secretary